Exhibit 1.1

A-MAX TECHNOLOGY LIMITED

(an exempted company incorporated under the laws of Bermuda)

• American Depositary Shares

each representing 25 Ordinary Shares

UNDERWRITING AGREEMENT

Dated: •, 2005

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ii

Page
Exhibit B	Form of Opinion of Company’s U.S. Counsel to be Delivered Pursuant to Section 5(c)	Exh B-1
Exhibit C	Form of Opinion of Company’s Hong Kong Counsel to be Delivered Pursuant to Section 5(d)	Exh C-1
Exhibit D	Form of Opinion of Company’s British Virgin Islands Counsel to be Delivered Pursuant to Section 5(e)	Exh D-1
Exhibit E	Form of Opinion of Company’s People’s Republic of China Counsel to be Delivered Pursuant to Section 5(f)	Exh E-1
Exhibit F	Form of Opinion of Counsel to Selling Shareholders to be delivered Pursuant to Section 5(g)	Exh F-1
Exhibit G	Form of Opinion of U.S. Counsel to the Depositary to be Delivered Pursuant to Section 5(j)	Exh G-1
Exhibit H	Form of Lock-up Letter Pursuant to Section 5(q)	Exh H-1

iii

A-MAX TECHNOLOGY LIMITED

(an exempted company incorporated under the laws of Bermuda)

• American Depositary Shares

each representing 25 Ordinary Shares

UNDERWRITING AGREEMENT

•, 2005

Merrill Lynch, Pierce, Fenner & Smith

             Incorporated

UBS AG

    as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

4 World Financial Center

250 Vesey Street

New York, New York 10080

c/o UBS AG

52/F, Two International Finance Center

8 Finance Street

Central, Hong Kong

Ladies and Gentlemen:

A-Max Technology Limited, an exempted company incorporated under the laws of Bermuda (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”) confirm their respective agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), UBS AG (“UBS”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and UBS are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue and sale by the Company and the sale by the Selling Shareholders, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares (“ADSs”), each ADS representing 25 ordinary shares, par value $0.00002 per share, of the Company (“Ordinary Shares”), set forth in Schedules A and B hereto, and (ii) the grant by each Selling Shareholder, acting severally and not jointly, to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of • additional ADSs, to cover over-allotments, if any. The aforesaid • ADSs (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the • ADSs subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” The offer of the Securities by the Underwriters is hereinafter called the “Offering.”

The Ordinary Shares to be represented by ADSs are to be deposited pursuant to a deposit agreement (the “Deposit Agreement”), among the Company, The Bank of New York, as depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (“ADRs”) to be issued under the Deposit Agreement and evidencing the ADSs.

Unless the context otherwise requires, references to the “Securities” herein shall constitute references both to the Ordinary Shares and to the ADSs (and to the Ordinary Shares represented by such ADSs). All references to “US dollars” or “$” herein are to United States dollars.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company, the Selling Shareholders and the Underwriters agree that up to • shares of the Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters at the purchase price set forth on the cover page of the Prospectus (as defined below) to certain eligible directors, officers, employees, associates and related persons of the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible directors, officers, employees, associates and related persons of the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

For purposes of this Agreement, “business day” means any day other than Saturday or Sunday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-128297) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 (“Rule 434”) of the 1933 Act Regulations, prepare and file a term sheet (a “Term Sheet”) in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (A) pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information” or (B) pursuant to paragraph (d) of Rule 434 is referred to as “Rule 434 Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this

Agreement is called a “preliminary prospectus.” Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus furnished to the Underwriters for use in connection with the Offering is herein called the “Prospectus.” If Rule 434 is relied on, the term “Prospectus” shall refer to the preliminary prospectus dated September 28, 2005 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-128365) and a related prospectus, which may be in the form of the ADR certificate, for the registration under the 1933 Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement on Form F-6 for the registration of the ADSs evidenced by ADRs, as amended at the time it becomes effective (including by the filing of any post-effective amendments thereto), is hereinafter called the “ADR Registration Statement.”

The Company has prepared and filed with the Commission a registration statement on Form 8-A (No. 000-51544) for the registration under the United States Securities Exchange Act of 1934, as amended (the “1934 Act”), of the Ordinary Shares. The various parts of such registration statement on Form 8-A for the registration of the Ordinary Shares, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter called the “Form 8-A Registration Statement.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Time of Delivery (if any) referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement has been declared effective by the Commission under the 1933 Act or 1934 Act, as applicable, and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement has been issued under the 1933 Act or 1934 Act, as applicable, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information received by the Company has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the relevant Time of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of non-U.S. jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the relevant Time of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when such Registration Statement became effective or such Rule 424 filing was made, as applicable, in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time the ADR Registration Statement became effective and at the Closing Time (and, if any Option Securities are purchased, at the relevant Time of Delivery), the ADR Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

At the time the Form 8-A Registration Statement became effective and at the Closing Time (and, if any Option Securities are purchased, at the relevant Time of

Delivery), the Form 8-A Registration Statement complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, the ADR Registration Statement, the Form 8-A Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in any such Registration Statement or the Prospectus.

(ii) Independent Accountants. Deloitte Touche Tohmatsu, who certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries (as defined in Section 1(a)(vi)) at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with US GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v) Organization of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement (together, the “Principal Agreements”), and the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Memorandum of Association and Bye-laws of the Company, as amended, comply with the requirements of Bermuda law and are in full force and effect. The Company’s amended Bye-Laws that will become effective immediately upon the closing of the Offering comply with the requirements of Bermuda law and, upon their effectiveness, will be in full force and effect.

(vi) Organization of Subsidiaries. Each of Techniques International Limited (“Techniques International”), A-Max Technology Co., Ltd. (“A-Max HK”), A-Max Technology GmbH (“A-Max Germany”), Shenzhen Zhongyuyuanyi Digital Science and Technology Company Limited (“A-Max China”), A-Max Technology Macao Commercial Offshore Company Limited (“A-Max Macao”) and A-Max F-7 Technology Limited (“A-Max Scotland” and together with Techniques International, A-Max HK, A-Max Germany, A-Max China and A-Max Macao, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and has corporate power and authority to own, lease and operate its properties, if any, and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or equity interest of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(vii) Organization of Siren. Siren Technology Inc. (“Siren”) is the only entity, excluding Techniques International, A-Max HK, A-Max Germany and A-Max China, that is consolidated in the Company’s financial statements for 2004 and the six months ended June 30, 2005 included in the Registration Statement and the Prospectus. The 6% convertible promissory note due December 2, 2006 issued by Siren in favor of A-Max HK has been fully repaid and no obligations thereunder remain outstanding as of the date of this Agreement. Beginning from July 30, 2005, the Company has no longer consolidated Siren in its financial statements.

(viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and except for the conversion of all of the Company’s Series A Convertible Participating Preferred Shares immediately prior to the Closing Time). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; the holders of outstanding shares of the Company have irrevocably waived any entitlement to pre-emptive or other rights to acquire the Ordinary Shares in connection with the Offering; and none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as otherwise disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants or rights to purchase from the Company, Ordinary Shares or any other shares of capital stock of the Company or any Subsidiary, nor are there any obligations of the Company to allot, issue or transfer, the Securities; the Securities are freely transferable by the Company to or for the account of the Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Securities under the laws of Bermuda or the United States.

(ix) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(xi) Validity of ADRs. Upon the due issuance by the Depositary of ADRs evidencing the ADSs against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

(xii) No Limitation on Vote, Transfer and Payment of Dividends. Except as disclosed in the Prospectus or the Registration Statement and except for applicable securities law restrictions on the sale of securities, there are no limitations on the rights of holders of Ordinary Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities, the Company is not currently prohibited, directly or indirectly, from paying any dividends or other distributions to the holders of Ordinary Shares, including the Depositary, from making any other distribution on the Ordinary

Shares, all dividends and other distributions declared and payable upon the Ordinary Shares may be converted into foreign currency that may be freely transferred out of Bermuda and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the current laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in Bermuda in each case without the necessity of obtaining any governmental or regulatory authorization in Bermuda, except such as have been obtained.

(xiii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with this Agreement and, in the case of the ADSs, the Deposit Agreement, will be validly issued, fully paid and non-assessable and will be issued free and clear of all liens, encumbrances, equities or claims; the Ordinary Shares, the ADRs and the ADSs conform to all statements relating thereto contained in the Prospectus, including statements under the captions “Description of Share Capital” and “Description of American Depositary Shares,” and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; except as disclosed in the Prospectus or the Registration Statement, no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance or purchase of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xiv) Arrangements with Directors, Executive Officers and Affiliates. Except as disclosed in the Prospectus or the Registration Statement, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company and any director or executive officer of the Company or any person connected with such director or executive officer (including his/her spouse, infant children and any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand that, although required to be disclosed under the 1933 Act or the 1933 Act Regulations, are not disclosed in the Registration Statement.

(xv) Absence of Further Requirements for the Offering. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any stock exchange authority is necessary or required for the authorization, execution and delivery of the Principal Agreements, the performance by the Company of its obligations under any of the Principal Agreements in connection with the offering, the issuance or sale of the Securities under the Principal Agreements or the consummation of the transactions contemplated by any of the Principal Agreements, except (A) such as have already been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or U.S. State securities or blue sky laws; (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered and (C) such as have been obtained under the laws and regulations of Bermuda.

(xvi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its respective memorandum of association or bye-laws or other constituent or organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect or in violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of the assets, properties or operations of the Company or any Subsidiary, except for such violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of each of the Principal Agreements and the consummation of the transactions contemplated in each of the Principal Agreements and the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”), and compliance by the Company or any Subsidiary with its obligations under each of the Principal Agreements have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the memorandum of association or bye-laws or other constituent or organizational documents or business license of the Company or any Subsidiary or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, that is required to be disclosed in the

Registration Statement (other than as disclosed therein), or that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Principal Agreements or the performance by the Company of its obligations thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, could not reasonably be expected to result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

(xx) Possession of Intellectual Property. The Company and its Subsidiaries own or possess or otherwise have the legal right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of an unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xxi) Dividends from Subsidiaries. Except as disclosed in the Prospectus, (a) the Company’s Subsidiaries are not currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, Techniques International or A-Max HK, as applicable, from making any other distribution on their respective equity interests, or from transferring any of their respective property or assets to the Company, Techniques International or A-Max HK, as applicable, and (b) all dividends and other distributions declared and payable upon the equity interests in the Company’s Subsidiaries may be converted into foreign currency that may be freely transferred out of the People’s Republic of China (the “PRC”), the Macao Special Administrative Region of the PRC (“Macao”), Germany, the Hong Kong Special Administrative Region of the PRC (“Hong Kong”), Scotland and the British Virgin Islands (“BVI”), as applicable, and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the current laws and regulations of the PRC, Macao, Germany, Hong Kong, Scotland and BVI and are otherwise free and clear of any other tax, withholding or deduction in the PRC, Macao, Germany, Hong Kong, Scotland and BVI, in each case without the necessity of obtaining any governmental or regulatory authorization in the PRC, Macao, Germany, Hong Kong, Scotland and BVI, except such as have been obtained.

(xxii) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate domestic and foreign regulatory agencies or bodies necessary to conduct the business now operated by them, with such exceptions as would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or failure to be in full force and effect would not have a Material Adverse Effect; none of the Governmental Licenses contains any materially burdensome restrictions or conditions not described in the Prospectus; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable ruling or finding, would result in a Material Adverse Effect or has any reason to believe that any such Governmental License will be revoked, modified (and which modification would reasonably be expected to have a Material Adverse Effect) or suspended.

(xxiii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”) or is exempt therefrom.

(xxv) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any domestic or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvii) PFIC Status. Based on the projected composition of the Company’s income and valuation of its assets, including goodwill, the Company does not expect to become a passive foreign investment company, as defined in Section 1296(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), in 2005.

(xxviii) Registration Rights. Except as described in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxix) Tax Returns. The Company and its Subsidiaries have filed all material tax returns required to have been filed by them or have duly requested extensions for the filing thereof and all such returns are up to date, correct, and on a proper basis in all material respects; the Company and its Subsidiaries have paid all material taxes required to be paid by them and any related assessments, charges, levies, fines or penalties, except for any such taxes, assessments, charges, levies, fines or penalties that are being contested in good faith and by appropriate proceedings; and there is no known proposed tax deficiency, assessment, charge, levy, fine or penalty against the Company or its Subsidiaries as to which a reserve would be required to be established under US GAAP that has not been so reserved or which is required to be disclosed in the Prospectus that has not been so disclosed and so far as the Company is aware, there are no facts or circumstances in existence that would reasonably be expected to give rise to any such deficiency, assessment, charge, levy, fine or penalty.

(xxx) Accounting Procedures. Each of the Company and its Subsidiaries (A) makes, keeps and prepares books, records and accounts that fairly reflect transactions and dispositions of its assets and (B) maintains a system of internal and accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) accountability of assets is maintained, including regular reconciliations with existing assets and taking of appropriate action with respect to any differences; (iv) access to assets is permitted only in accordance with management’s general or specific authorizations; and (v) financial reports are prepared on a timely basis based on the transactions recorded pursuant to clause (ii) above under US GAAP. These reports provide the basis for the preparation of the Company’s consolidated financial statements under US GAAP and have been maintained in compliance with applicable laws.

(xxxi) Disclosure Controls and Procedures. The Company’s auditors and the Company’s board of directors have been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses, deficiencies or areas that require improvement in internal controls have been identified for the Company’s auditors; and since the date of the most recent balance sheet included in the Prospectus, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxii) MD&A Description. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(xxxiii) Management Review. The Company’s management has reviewed and agreed with the selection, application and disclosure of critical accounting policies and has consulted with the Company’s legal advisers and independent accountants with regards to such disclosure.

(xxxiv) Liquidity and Capital Resources. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Prospectus accurately and fully describes all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur. Neither the Company nor any Subsidiary is engaged in any transactions with, or has any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or such Subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein in this Section 1(a)(xxxiv), the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(xxxv) Certain Trading Activities. The Company is not engaged in any trading activities involving commodity contracts or other trading contracts that are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

(xxxvi) Stamp Duty; Transfer Tax. No transaction, stamp or other issuance, registration or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery of the Securities by the Company to or for the account of the Underwriters, (B) the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof, (C) the holding or transfer of the Securities outside Bermuda, (D) the deposit of the Ordinary Shares with the Custodian and the issuance and delivery of the ADRs or (E) the execution and delivery of any Principal Agreement.

(xxxvii) Bermuda Tax Exemption. The Company has received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect set forth in the Prospectus under the caption “Taxation – Bermuda Taxation” and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(xxxviii) Exchange Control. There are no currency exchange control laws or withholding taxes in Bermuda or any political subdivision or taxing authority thereof or therein that would be applicable to the payment of dividends on the Ordinary Shares by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes; the Bermuda Monetary Authority (the “BMA”) has designated the Company as non-resident for exchange control purposes and has granted permission for the issue and free transferability of the Ordinary Shares represented by ADSs being offered pursuant to the Registration Statement, as long as they are listed on the Nasdaq National Market (“NASDAQ”), to and among persons who are non-residents of Bermuda for exchange control purposes (including permission for the issue and free transferability of up to 20% of the Ordinary Shares to and among persons who are residents of Bermuda for exchange control purposes); such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company is an “exempted company” under Bermuda law and has not received notification from the BMA or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Ordinary Shares, or its status as an “exempted company”;

(xxxix) Accuracy of Information. There are no legal or governmental proceedings, statutes, contracts or documents that are required under the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement or the Prospectus that have not been so described. The description in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents is accurate and presents the information required to be shown in all material respects. The Prospectus contains or will contain, when issued, all information and particulars required to comply with all statutory and other provisions (including, without limitation, the relevant laws and regulations of Bermuda, BVI, Hong Kong, Scotland, Germany, Macao and the PRC) so far as applicable in each relevant Prospectus, which is or might reasonably be considered to be material for disclosure to a potential subscriber, investor, underwriter or sub-underwriter of the Securities or for the purpose of making an informed assessment of the assets and liabilities, financial position, and profits and losses of the Company and its Subsidiaries including, but without prejudice to the generality of the foregoing, any special trade factors or risks known to the Company and its Subsidiaries or any of their directors and/or executive officers and which would reasonably be expected to have a Material Adverse Effect. All material information that ought to have been supplied or disclosed by the Company and its directors and/or executive officers to the Underwriters, the Representatives, Deloitte Touche Tohmatsu or the legal or other professional advisers to the Underwriters or the Company for the purposes of or in the course of preparation of the Prospectus or the Registration Statement has been supplied or disclosed by the Company and its directors and executive officers and nothing has occurred since the date the same was supplied or disclosed that requires the same to be amended or updated in any material respect.

(xl) Insurance. The business, undertakings, properties and assets of the Company’s Subsidiaries in the PRC, Hong Kong and Germany are adequately insured against all such risks as are normally insured by persons carrying on similar businesses in the same jurisdictions as those carried on by the Company’s Subsidiaries in the PRC, Hong Kong and Germany; such insurance includes all the insurance policies that the Company’s Subsidiaries are required under the terms of any lease or contract in respect of any of their respective properties to undertake and such insurance policies are in full force and effect and, so far as the Company is aware, there are no circumstances that would reasonably be expected to render any of such insurance policies void or voidable; there is no material insurance claim made by or against the Company and its Subsidiaries pending, threatened or outstanding and so far as the Company is aware, no facts or circumstances exist which would reasonably be expected to give rise to any such claim; and all premiums due in respect of such insurance policies have been paid.

(xli) Choice of Law; Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Bermuda and will be honored by the courts of Bermuda. The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each U.S. federal court and New York state court located in the Borough of Manhattan, The City of New York, New York, United States of America (each, a “New York Court”). The Company has the power to designate, appoint and empower, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, the Authorized Agent (as defined in Section 13 of this Agreement) for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 of this Agreement.

(xlii) Immunity. Neither the Company nor any of its properties, assets or revenues has any right of immunity under Bermuda or New York law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bermuda, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to the Company’s obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.

(xliii) Enforceability of New York Judgment. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a New York Court against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (A) such court had proper jurisdiction over the parties subject to such judgment; (B) such court did not contravene the rules of natural justice of Bermuda; (C) such judgment was not obtained by fraud; (D) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (f) there is due compliance with the correct procedures under the laws of Bermuda.

(xliv) Listing. The Securities have been authorized for quotation, subject to official notice of issuance, on the NASDAQ under the symbol “AMAX”.

(xlv) Stabilization and Manipulation. Neither the Company nor any of its affiliates has taken, directly or indirectly, any action that is designed to or that constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(xlvi) Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company is (A) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses, (B) making any direct or indirect unlawful payment to any domestic or foreign government official or employee from corporate funds, (C) in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or (D) making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xlvii) No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Ordinary Shares and the ADSs hereunder.

(xlviii) Arm’s Length Commercial Transaction. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Selling Shareholder or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any such Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Selling Shareholder, (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Shareholder have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate and (vi) this Agreement supercedes any prior agreement or understanding (whether written or oral) among the Company, the Selling Shareholders and the Underwriters with respect to the subject matter hereof.

(xlix) Director and Officer Loans. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or officer of the Company, or to or for any family member or affiliate of any director or officer of the Company since July 30, 2002.

(l) Sarbanes-Oxley Act Compliance. The Company has taken all necessary actions to ensure that the Company and any of the directors or officers of the Company, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and the corporate governance rules of the NASDAQ that are effective as of the date hereof, solely to the extent that the Sarbanes-Oxley Act of 2002 and the corporate governance rules of the NASDAQ are applicable to the Company and its directors and officers.

(b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally but not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Time of Delivery, as of each such Time of Delivery, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact relating to such Selling Shareholder or omits to state a material fact required to be stated therein or necessary in order to make the statements therein relating to such Selling Shareholder, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any Subsidiary of the Company, which is not set forth in the Prospectus.

(ii) Authorization of Agreements. Such Selling Shareholder has the full right, power and authority to enter into this Agreement, a Power of Attorney (the “Power of Attorney”) with Mr. Victor Chan and Ms. Diana Chan and a Custody Agreement (the “Custody Agreement”) with the Company, and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational document of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

(iii) Good and Marketable Title. Such Selling Shareholder has and will at the Closing Time and, if any Option Securities are purchased, on the Time of Delivery have good and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(iv) Due Execution of this Agreement, the Power of Attorney and the Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the forms heretofore furnished to the Representatives, the Power of Attorney with Mr. Victor Chan and Ms. Diana Chan as attorneys-in-fact (the “Attorneys-in-Fact”) and the Custody Agreement with the Company, as custodian (the “Custodian”); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(l) or that may be required pursuant to Section(s) 5(v) and 5(w) on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

(v) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign is necessary or required for the performance by such Selling Shareholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have already been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or U.S. state securities laws and (B) such as have been obtained under the laws and regulations of Bermuda.

(vii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

(viii) No Association with NASD. Neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(dd) of the By-laws of the NASD), any member firm of the NASD.

(ix) Stamp Duty; Transfer Tax. No transaction, stamp or other issuance, registration or transfer taxes or duties and no capital gain, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Securities by such Selling Shareholder to or for the account of the Underwriters, (B) the sale and delivery by the Underwriters of the Securities to the initial purchasers hereof, (C) the holding or transfer of the Securities outside Bermuda, (D) the deposit of the Ordinary Shares with the Custodian and the issuance and delivery of the ADRs or (E) the execution and delivery of any Principal Agreement, other than as may apply to Underwriters that are residents of Bermuda.

(x) No Broker’s Fees. There are no contracts, agreements or understandings between such Selling Shareholder and any person (other than this Agreement) that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Ordinary Shares and the ADSs hereunder.

(xi) Arm’s Length Commercial Transaction. Such Selling Shareholder acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Selling Shareholder or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any such Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Selling Shareholder, (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Shareholder have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate and (vi) this Agreement supercedes any prior agreement or understanding (whether written or oral) among the Company, the Selling Shareholders and the Underwriters with respect to the subject matter hereof.

(xii) Immunity. Neither such Selling Shareholder nor any of his, her or its properties, assets or revenues has any right of immunity under Bermuda or New York law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bermuda, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to such Selling Shareholder’s obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.

(xiii) Preemptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement; such Selling Shareholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the Offering, other than such rights of participation as have been satisfied by the participation of such Selling Shareholder in the transactions to which this Agreement relate in accordance with the terms of this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and any certificate signed by or on behalf of a Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per ADS set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or each Selling Shareholder, as the case may be, that the number of Initial Securities set forth in

Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional • ADSs at the price per ADS set forth in Schedule C, less an amount per Ordinary Share represented by such ADSs equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 calendar days after the date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery shall be determined by the Representatives, but shall not be earlier than two or later than ten full business days after the exercise of said option. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased that the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares; provided that if the option is exercised as to a portion of the Option Securities, the Option Securities shall be purchased from the Company and the Selling Shareholders pro rata in the proportion of the total number of Option Securities then being purchased that the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder bears to the total number of Initial Securities, subject in each case to such adjustments among the Company and the Selling Shareholder in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Denominations; Registration; Delivery of ADRs. ADRs evidencing the Securities purchased by the Underwriters hereunder shall be delivered by the Company to the Representatives through the facilities of The Depository Trust Company, New York, New York, for the respective accounts of the Underwriters, against payment for the Securities by or on behalf of such Underwriters to the Company and Selling Shareholders of the purchase price therefor by wire transfer through the Federal Wire System in New York in U.S. dollars in immediately available funds to an account designated by the Company.

(d) Time and Date of Deliveries and Payments. The time and date of delivery of, and payment for, the Initial Securities shall be 9:30 a.m., New York City time on •, 2005 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as the Representatives and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Time”). The time and date of delivery and payment with respect to the Option Securities shall be 9:30 a.m., New York City time on the date specified by the Representatives in a written notice given by the Representatives of an election by the Underwriters to purchase such Option Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Any such time and date for delivery of and payment for the Option Securities, if not the Closing Time, is herein called a “Time of Delivery.”

The documents to be delivered at the Closing Time by and each of the Time of Delivery or on behalf of the parties hereto pursuant to Section 5 hereof, including any additional documents reasonably requested by the Underwriters pursuant to Section 5(v) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 7th Floor, ICBC Tower, Three Garden Road, Central, Hong Kong at 8:00 a.m., Hong Kong time, on the day of the Closing Time or a Time of Delivery, as the case may be.

SECTION 3. Covenants.

(a) Covenants of the Company. The Company covenants with each Underwriter as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes of which the Company is aware. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), the ADR Registration Statement or the Form 8-A Registration Statement, any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

(iv) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as each Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as each Underwriter may reasonably request.

(v) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, the rules and regulations of the NASD and the NASDAQ so as to permit the completion of the distribution of the Securities as contemplated in the Principal Agreements and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, or the 1934 Act or the 1934 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the ADR Registration Statement, the Form 8-A Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(vi) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (within or outside the United States) as the Representative may reasonably designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, which period shall in no event extend for more than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be necessary to complete the distribution of the Securities, which period shall in no event extend for more than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(vii) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”; the Company will not use the proceeds from the sale of the Securities, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Securities, by virtue of their purchasing or holding any Securities, to be in violation of the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign asset control regulations of the U.S. Department of the Treasury (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or any orders or licenses issued under the authority of the foregoing acts and regulations, or in connection with the business, operations or contracts with the governments or any person or entity of the Balkans, Burma (Myanmar), Cuba, Iran, Iraq, Liberia, Libya, North Korea, Sudan, Syria, Zimbabwe or any person or entity that is subject to sanctions under any program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(ix) Listing. The Company will use its best efforts to effect and maintain the quotation of the ADSs on the NASDAQ and will file with the NASDAQ all documents and notices required by the NASDAQ of companies that have securities that are traded on the NASDAQ and quotations for which are reported by the NASDAQ.

(x) Restriction on Sale of Securities. During a period of 180 days from the date of this Agreement (the “Lock-Up Period”), the Company shall not, without the prior written consent of the Representatives, (i) directly or indirectly, dispose of (including without limitation, issue, agree to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly), any Ordinary Shares or ADSs or any security that constitutes the right to receive Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for or repayable with Ordinary Shares or ADSs or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap agreement or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such swap agreement or other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise. The foregoing shall not apply to (A) the Ordinary Shares or ADSs to be sold hereunder, (B) any issuance of Ordinary Shares or ADSs by the Company pursuant to a share incentive plan of the Company duly adopted as of the date hereof, provided that such Ordinary Shares or ADSs shall not be sold or otherwise transferred by the holders thereof during such 180-day period, and (C) transactions by the Company with the prior written consent of the Representatives, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Subsection (k) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

(xi) Other Documents. The Company will furnish to the Depositary and to holders of ADRs, directly or through the Depositary, such reports, documents and other information described in the Prospectus under the caption “Description of American Depositary Shares” in accordance with the procedures stated thereunder.

(xii) Reporting Requirements. The Company, during the period when any Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(xiii) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the rules, regulations and interpretations of the NASD from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(xiv) Compliance with Rule 463. The Company will file with the Commission such information as may be required pursuant to Rule 463 of the 1933 Act Regulations.

(xv) Submission of Documents. The Company agrees to file with the NASD, the NASDAQ, the Commission and any other governmental or regulatory agency, authority or instrumentality in Bermuda, the United States, BVI, Hong Kong, Scotland, Macao, Germany, and the PRC, as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file, including those relating to the implementation and payment of dividends or other distributions on the Securities.

(xvi) Investment Company Act. The Company will not be or become, within one year of the Closing Time, an “investment company” as defined in the 1940 Act.

(xvii) Stabilization and Manipulation. The Company agrees not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action that is designed to or that constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(xviii) Deposit of Ordinary Shares. Prior to the Closing Time and each Time of Delivery, the Company will deposit or cause to be deposited Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement such that the ADRs evidencing the ADSs to be delivered by the Depositary to the Underwriters at such Closing Time or Time of Delivery are executed, countersigned and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Time or Time of Delivery.

(xix) Annual Reports. The Company agrees to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report in English, including a review of operations and audited consolidated financial statements and a report thereon prepared by the Company’s independent accountants in accordance with US GAAP, of net income (loss), shareholders’ equity and, as necessary, other selected balance sheet and statement of operations items in such financial statements.

(xx) Liabilities and Agreements Prior to the Closing Time. The Company agrees that except as disclosed in the Prospectus and except for those which are not material to the Company, prior to the Closing Time, it will not incur any liabilities or enter into any material agreements (except in the ordinary course of its business) without the prior written consent of the Representatives.

(xxi) Bermuda Matters. The Company agrees that (A) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside Bermuda; (B) following the consummation of the Offering, it will use its best efforts to obtain and maintain all approvals required in Bermuda to pay and remit outside Bermuda all dividends declared by the Company and payable on the Ordinary Shares;

and (C) it will use its best efforts to obtain and maintain all approvals required in Bermuda for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xxii) Deposit Agreement. The Company agrees to abide by the covenants set forth in the Deposit Agreement.

(xxiii) Ongoing Compliance with Laws and Regulations. The Company agrees to comply with, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with, all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and the corporate governance rules of the NASDAQ that are effective.

(xxiv) Disclosure Controls and Procedures. As soon as the Company is subject to the 1934 Act, the Company will establish and maintain disclosure controls and procedures (as such term is defined under Rule 13a-15 and 15d-15 under the 1934 Act); that are designed to ensure that material information relating to the Company and the Company’s Subsidiaries is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; and the Company’s auditors and the audit committee of the Company’s board of directors will be advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(b) Covenants of the Selling Shareholders. Each Selling Shareholder covenants, severally but not jointly, with each Underwriter as follows:

(i) Lock-Up Agreements. Such Selling Shareholder shall comply with its obligations under its lock-up agreement with the Underwriters substantially in the form of Exhibit H hereto.

(ii) Stabilization and Manipulation. Such Selling Shareholder agrees not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action that is designed to or that constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(iii) Ongoing Compliance of the Prospectus. Such Selling Sharheolder agrees to notify the Representatives immediately, and confirm the notice in writing, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, of (x) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, that comes to the attention of such Selling Shareholder and (ii) any change in information relating to such Selling Shareholder included in, or that should be included in, the Registration Statement or the Prospectus.

(iv) Deposit of Ordinary Shares. Prior to the Closing Time and each Time of Delivery, such Selling Shareholder will deposit or cause to be deposited Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement such that the ADRs evidencing the ADSs to be delivered by the Depositary to the Underwriters at such Closing Time or Time of Delivery are executed, countersigned and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Time or Time of Delivery.

SECTION 4. Payment of Expenses.

(a) Expenses of the Company. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, of the ADR Registration Statement and of each amendment thereto and of the Form 8-A Registration Statement and of each amendment thereto, each preliminary prospectus, any Term Sheet and the Prospectus and any amendments or supplements thereto; (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents to which the Company or a director or officer of the Company is a party as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the delivery of the Ordinary Shares represented by the ADSs to the Depositary, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors and professional services firms, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees, (vii) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and of the Prospectus and any amendments or supplements thereto, (viii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (ix) the fees and expenses of any transfer agent or registrar, and each custodian, if any, for the Securities, (x) the fees and expenses incurred in connection with the roadshow, including all reasonable fees and expenses of the Underwriters incurred and documented, (xi) the filing fees incident to the review by the NASD of the terms of the sale of the Securities and (xii) the fees and expenses incurred in connection with the quotation of the ADSs on NASDAQ.

(b) Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all out-of-pocket expenses incurred and documented, including the reasonable fees and disbursements of counsel for the Underwriters. If the Company withdraws the Offering, the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses incurred in connection with the Offering, including the fees and disbursements of counsel for the Underwriters, up to a maximum of US$150,000.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder, as to the ADSs to be delivered at the Closing Time and each Time of Delivery, are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions.

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement, shall have become effective and at such Closing Time or Time of Delivery no stop order suspending the effectiveness of the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement shall have been issued under the 1933 Act or the 1934 Act, as applicable, or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

(b) Opinion of Bermuda Counsel for Company. At Closing Time, the Representatives shall have received the opinion, dated as of such Closing Time, of Conyers Dill & Pearman, Bermuda counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request.

(c) Opinion of U.S. Counsel for Company and the Selling Shareholders as a Group. At Closing Time, the Representatives shall have received the opinion, dated as of such Closing Time, of Latham & Watkins LLP, U.S. counsel for the Company and the Selling Shareholders as a group, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel for the Underwriters may reasonably request.

(d) Opinion of Hong Kong Counsel for Company. At Closing Time, the Representatives shall have received the opinion, dated as of such Closing Time, of Richard Butler, Hong Kong counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel for the Underwriters may reasonably request.

(e) Opinion of BVI Counsel for Company. At Closing Time, the Representatives shall have received the opinion, dated as of such Closing Time, of Conyers Dill & Pearman, BVI counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as counsel for the Underwriters may reasonably request.

(f) Opinion of PRC Counsel for Company. At Closing Time, the Representatives shall have received the opinion, dated as of such Closing Time, of Haiwen & Partners, PRC counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as counsel for the Underwriters may reasonably request.

(g) Opinions of Counsel for Certain Selling Shareholders. At Closing Time, the Representatives shall have received the opinions, dated as of such Closing Time, of counsels for the Selling Shareholders whose names are listed on Schedule F hereto, respectively, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit F hereto and to such further effect as counsel for the Underwriters may reasonably request.

(h) Opinion of U.S. Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of such Closing Time, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(i) Opinion of Hong Kong Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of such Closing Time, of Slaughter and May, Hong Kong counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(j) Opinion of Counsel for Depositary. At Closing Time, the Representatives shall have received the favorable opinion, dated as of such Closing Time, of Emmet Marvin & Martin LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit G hereto and to such further effect as counsel for the Underwriters may reasonably request.

(k) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions contained herein on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officers’ best knowledge after due inquiry, are pending or are contemplated by the Commission.

(l) Certificate of Selling Shareholders. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time and (ii) such Selling Shareholder has complied with all agreements and satisfied all conditions contained herein on its part to be performed or satisfied at or prior to the Closing Time.

(m) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte Touche Tohmatsu a letter dated such date, in form and substance satisfactory to the Representatives and Deloitte Touche Tohmatsu, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(n) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte Touche Tohmatsu a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (m) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

(o) Approval of Listing. At Closing Time, the ADSs shall have been approved for inclusion in the NASDAQ, subject only to official notice of issuance.

(p) No Objection by NASD. At or prior to Closing Time, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(q) Lock-up Agreement. At the date of this Agreement, the Representatives shall have received a lock-up agreement substantially in the form of Exhibit H hereto duly signed by each of the persons and entities listed on Schedule D hereto.

(r) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any U.S. federal or state or non-U.S. governmental or regulatory authority and no injunction or order of any U.S. federal or state or non-U.S. court shall have been issued, in either case, that would, as of the Closing Time or Time of Delivery, as the case may be, prevent the issuance of the Ordinary Shares, the deposit of such Ordinary Shares with the Depositary against issuance of the ADRs evidencing the ADSs or the sale of such ADSs.

(s) Depositary. At Closing Time, the Representatives shall have received certificates satisfactory to the Underwriters evidencing the deposit with the Depositary of the Ordinary Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered to the Underwriters at Closing Time, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(t) U.S. Tax Reporting. At Closing Time, the Representatives shall have received a completed and executed United States Treasury Form W-8BEN or Form W-9, as applicable (or other applicable form or statement specified by the Internal Revenue Service regulations in lieu thereof) from each Selling Shareholder.

(u) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any Subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Time of Delivery and, at the relevant Time of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Time of Delivery, of the chief executive officer and chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(k) hereof remains true and correct as of such Time of Delivery.

(ii) Certificate of Selling Shareholders. A certificate, dated such Time of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(l) hereof remains true and correct as of such Time of Delivery.

(iii) Opinion of Bermuda Counsel for Company. The opinion of Conyers Dill & Pearman, Bermuda counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased at such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of U.S. Counsel for Company and the Selling Shareholders as a Group. The opinion of Latham & Watkins LLP, U.S. counsel for the Company and the

Selling Shareholders as a group, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased at such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Hong Kong Counsel for Company. The opinion of Richard Butler, Hong Kong counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased at such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Opinion of BVI Counsel for Company. The opinion of Conyers Dill & Pearman, BVI counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased at such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vii) Opinion of PRC Counsel for Company. The opinion of Haiwen & Partners, PRC counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased at such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(viii) Opinions of Counsels for Certain Selling Shareholders. The opinions of counsels for the Selling Shareholders whose names are listed on Schedule E hereto, respectively, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased at such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(ix) Opinion of U.S. Counsel for Underwriters. The favorable opinion of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased at such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

(x) Opinion of Hong Kong Counsel for Underwriters. The favorable opinion of Slaughter and May, Hong Kong counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased at such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(i) hereof.

(xi) Opinion of Counsel for Depositary. The favorable opinion of Emmet Marvin & Martin LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased at such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(j) hereof.

(xii) Bring-down Comfort Letter. A letter from Deloitte Touche Tohmatsu, in form and substance satisfactory to the Representatives dated such Time of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(n) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five business days prior to such Time of Delivery.

(xiii) Depositary. Certificates satisfactory to the Underwriters evidencing the deposit with the Depositary of the Ordinary Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered to the Underwriters at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(v) Additional Documents. At Closing Time and each Time of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(w) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, the Deposit Agreement, or, in the case of any condition to the purchase of Option Securities at a Time of Delivery that is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Time of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12, 13 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless, jointly and severally with the Selling Shareholders, and the Selling Shareholders agree to indemnify and hold harmless, severally but not jointly with each other or the Company, each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, the ADR Registration Statement or the Form 8-A Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of non-U.S. jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in jurisdictions outside the United States in connection with the reservation and sale of the Reserved Securities to eligible directors, officers, employees and associates of the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

(iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that in the case of a Selling Shareholder that is not a director or officer of the Company or an entity that is controlled by, or of which a majority of its equity interest is owned by, directors or officers of the Company, such Selling Shareholder’s indemnification obligations under this Section 6 shall only apply to any and all loss, liability, claim, damage and expense whatsoever arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to such Selling Shareholder contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment thereof or supplement thereto, or the omission or alleged omission of therefrom of a material fact relating to such Selling Shareholder required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, the

ADR Registration Statement or the Form 8-A Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement shall not inure to the benefit of any Underwriter, or any person who controls such Underwriter, on account of any such loss, liability, claim, damage or expense arising out of any untrue statement or omission or alleged untrue statement or omission in any preliminary prospectus if a copy of the Prospectus shall not have been given or sent by or on behalf of such Underwriter, if such delivery is required by the 1933 Act, at or prior to the time when the written confirmation of the sale involved shall have been sent or given, to the extent that (i) the Prospectus would have cured such untrue statement or omission or alleged untrue statement or omission and (ii) sufficient quantities of the Prospectus were timely made available to such Underwriter, and unless such failure to deliver is the result of non-compliance by the Company with its obligations under Sections 3(a)(i)-(v) hereof. Notwithstanding the foregoing provisions, the aggregate amount of each Selling Shareholder’s indemnity obligations under this Section 6 shall not exceed an amount equal to the net cash proceeds (before deducting expenses) received by such Selling Shareholder from the sale of Securities pursuant to this Agreement.

(b) Indemnification of the Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 6(a)(iii) or 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them (i) as a result of the failure of eligible directors, officers, employees and associates of the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase, or (ii) related to, or arising out of or in connection with, the offering of Reserved Securities, other than the losses, liabilities, claims, damages and expenses incurred by the Underwriters that are finally judicially determined by a court of competent jurisdiction to have resulted directly from the bad faith or gross negligence of the Underwriters.

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received respectively by the Company and each of the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each of the Selling Shareholders on the one hand and the Underwriters on the other hand, respectively, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Sections 6(a)(ii)(A) or 6(e) hereof, that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received respectively by the Company and each of the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received respectively by the Company and each of the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and each of the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or each of the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Sections 6(a)(ii)(A) or 6(e) hereof.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Further, the aggregate amount of each Selling Shareholder’s contribution obligations under this Section 7 shall not exceed the amount equal to the net proceeds (before deducting expenses) received by such Selling Shareholder from the sale of Securities pursuant to this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Shareholders submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred, after the date hereof and prior to the Closing Time, any material adverse change in the financial markets in Bermuda, the United States, Hong Kong, the PRC, Asian or international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or currency exchange rates or exchange controls, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or NASDAQ, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iv) if a banking moratorium has been declared by Bermuda, Hong Kong, PRC, U.S. federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 6, 7, 8, 12, 13 and 14 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Time of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Time of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Time of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of a Time of Delivery that is after the Closing Time, that does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either the Representatives or the Company and any Selling Shareholder shall have the right to postpone the Closing Time or the relevant Time of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriters” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by one or more of the Selling Shareholders or the Company.

(a) Default by Selling Shareholders. If a Selling Shareholder shall fail at Closing Time or at a Time of Delivery to sell and deliver the number of Securities that such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise (subject to being exercised only by the applicable Selling Shareholders and not by the Attorney-in-Fact designated by the Selling Shareholders), the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at the option of the Representatives, by notice from the Representative to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 12, 13 and 14 shall remain in full force and effect or (b) elect to purchase the Securities that the non- defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Time of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(b) Default by Company. If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 12, 13 and 14 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Waiver of Immunities. To the extent that the Company, the Selling Shareholders or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company or the Selling Shareholders, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Bermuda, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or the Selling Shareholders, or any other matter under or arising out of or in connection with, the Principal Agreements or any of them, the Company and the Selling Shareholders hereby irrevocably and unconditionally waive or will waive such right to the extent permitted by law, and agree not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 13. Consent to Jurisdiction; Appointment of Agent for Service of Process.

(a) Consent to Jurisdiction. The Company and the Selling Shareholders, by their execution and delivery of this Agreement, hereby irrevocably consent and submit to the nonexclusive jurisdiction of any New York Court in personam generally and unconditionally in respect of any such suit or proceeding.

(b) Appointment of Agent for Service of Process. The Company and the Selling Shareholders further, by their execution and delivery of this Agreement, irrevocably designate, appoint and empower CT Corporation System, 111 Eighth Avenue, New York, New York as their designee, appointee and authorized agent (the “Authorized Agent”) to receive for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company or the Selling Shareholders, as the case may be, with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on the Authorized Agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation System as the Authorized Agent shall become effective immediately without any further action on the part of the Company or the Selling Shareholders. Each of the Company and the Selling Shareholders represents to each Underwriter that it has notified CT Corporation System of such designation and appointment and that CT Corporation System has accepted the same. The Company and the Selling Shareholders further agree that, to the extent permitted by law, proper service of process upon CT Corporation System (or its successors as agent for service of process) and written notice of said service to the Company or the Selling Shareholders pursuant to Section 15, shall be deemed in every respect effective service of process upon the Company or the Selling Shareholders, as the case may be, in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company and the Selling Shareholders agree to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section 13 reasonably satisfactory to the Representatives. The Company and the Selling Shareholders further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company or the Selling Shareholders, respectively, by serving a copy thereof upon the relevant agent for service of process referred to in this Section 13 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company or the Selling Shareholders, respectively, at the addresses specified in or designated pursuant to this Agreement. The Company and the Selling Shareholders agree that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters and the other persons referred to in Sections 6 and 7 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Selling Shareholders or bring actions, suits or proceedings against the Company or the Selling Shareholders in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company and the Selling Shareholders hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any New York Court and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

SECTION 14. Judgment Currency. The Company and the Selling Shareholders agree to indemnify each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Underwriter severally agrees to indemnify the Company, its directors, each of its officers who signed the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholders against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement, the Prospectus, the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement for which indemnification is provided by such person pursuant to Section 6 of this Agreement and any such judgment or order being paid in a currency (the “Judgment Currency”) other than US dollars as a result of any variation as between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into US dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase US dollars with the amount of the Judgment Currency actually received by the indemnified party. If, alternatively, the indemnified party receives a profit as a result of such currency conversion, it will return any such profits to the indemnifying party (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute a separate and independent, several and not joint, obligation of the Company, the Selling Shareholders and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, New York, New York 10080, attention: Equity Capital Markets and care of UBS AG, Two International Financial Center, 8 Finance Street, Central, Hong Kong, attention: Legal and Compliance; notices to the Company shall be directed to it at 10/F A-Max Technology Tower, 12-16 Fui Yiu Kok Street, Tseun Wan, New Territories, Hong Kong, attention: Chief Financial Officer; and notices to the Selling Shareholders shall be directed to them at their respective addresses set forth on Schedule F hereto.

SECTION 16. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all counterparts shall together constitute one and the same Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

A-MAX TECHNOLOGY LIMITED

By:
Name:
Title:

ATTORNEY-IN-FACT FOR SELLING SHAREHOLDERS

By:
Victor Chan
As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule B to this Agreement

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Authorized Signatory

UBS AG

By:	UBS AG

By:
Authorized Signatory

By:
Authorized Signatory

For themselves and as the Representatives
of the other Underwriters named in
Schedule A hereto

SCHEDULE A

LIST OF UNDERWRITERS

Name of Underwriter	Number of Initial Securities (in the form of ADSs)
Merrill Lynch, Pierce, Fenner & Smith Incorporated	•
UBS AG	•
Thomas Weisel Partners LLC	•
Jefferies Broadview, a division of Jefferies & Company, Inc.	•

Total	•

Sch A-1

SCHEDULE B

LIST OF COMPANY AND SELLING SHAREHOLDERS

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
A-Max Technology Limited
Allied Knight Finance Limited
Billion Creation Limited
Brilliant Elite Limited
Lucktime Management Limited
Seamless China Profits Limited
Jaw Lung Lee
Shou Cheng Chiao

Total

Sch B-1

SCHEDULE C

OFFERING PRICE

A-MAX TECHNOLOGY LIMITED

• American Depositary Shares, each representing 25 Ordinary Shares

(Par Value $0.00002 Per Ordinary Share)

1. The initial public offering price per ADS for the Securities, determined as provided in said Section 2, shall be $•.

2. The purchase price per ADS for the Securities to be paid by the several Underwriters shall be $•, being an amount equal to the initial public offering price set forth above less $• per ADS; provided that the purchase price per ADS for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C-1

SCHEDULE D

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Allied Knight Finance Limited	Victor Chan

Billion Creation Limited	Yu Xiao Dong

Brilliant Elite Limited	Nam Kang Cheung

General Atlantic Partners (Bermuda), L.P.	Sin Just Wong

GAP-W International, LLC	Diana Chan

GAP Coinvestments III, LLC	Vince Feng

GAP Coinvestments IV, LLC	Peter Trahanas

GapStar, LLC	Peter Clarke

GAPCO GmbH & Co. KG	H. Raymond Bingham

Lucktime Management Limited	Norman Lee

Seamless China Profits Limited	B.J. Kang

Donald L. Lucas, TTEE, Donald L. Lucas & Lygia S. Lucas Trust dtd 12-3-84	Li Yang

RWI Ventures I L.P.	Billy Yeung

Jaw Lung Lee	Richard Burns

Shou Cheng Chiao	Maria Janiszewska

Sch D-1

SCHEDULE E

LIST OF SELLING SHAREHOLDERS PROVIDING AN OPINION OF COUNSEL

Allied Knight Finance Limited

Billion Creation Limited

Brilliant Elite Limited

Lucktime Management Limited

Seamless China Profits Limited

Sch E-1

SCHEDULE F

NOTICE ADDRESSES OF SELLING SHAREHOLDERS

Allied Knight Finance Limited [Address]

Attention:

Billion Creation Limited [Address]

Attention:

Brilliant Elite Limited [Address]

Attention:

Lucktime Management Limited [Address]

Attention:

Seamless China Profits Limited [Address]

Attention:

Jaw Lung Lee [Address]

Attention:

Shou Cheng Chiao [Address]

Attention:

Sch F-1

Exhibit A

FORM OF OPINION OF BERMUDA COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Company is duly incorporated and validly existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda). The Company is a separate legal entity capable of suing or being sued and has the power and authority to own its assets and conduct its business as described in the Prospectus. The memorandum of association and bye-laws of the Company (as amended on 17 June, 2005) comply with the requirements of the Companies Act 1981 and are in full force and effect.. The bye-laws adopted by the shareholders of the Company by resolutions dated [DATE], 2005 comply with the requirements of the Companies Act 1981 and will be in full force and effect immediately upon the completion of the initial public offering of ordinary shares of the Company.

(ii) The Company has the authorized and issued share capital set forth in the Registration Statement and the Prospectus in the column entitled “Actual” under the caption “Capitalization”.

(iii) Based solely upon a review of the register of members of the Company certified by the [Secretary] of the Company on [DATE] :-

(a) the issued Ordinary Shares of the Company, including the Ordinary Shares to be purchased by the Underwriters from the Selling Shareholders, have been duly authorised and validly issued and are fully paid and non-assessable (meaning that no further sums are payable to the Company on such Ordinary Shares) and are not subject to any pre-emptive or similar rights under the bye-laws of the Company; and

(b) the Ordinary Shares to be issued and sold by the Company under the Underwriting Agreement have been duly authorised, and when issued and delivered by the Company to the Underwriters pursuant to this Agreement against payment in full of the consideration set forth in this Agreement, will have been validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such Ordinary Shares) and will not be subject to any pre-emptive or similar rights under the bye-laws of the Company.

There are no limitations on the rights of any holders of Ordinary Shares to hold or vote such shares in accordance with the memorandum of association and bye-laws.

(iv) Based solely upon a review of the register of members of the Company as at [DATE – such date to be immediately before transfer to Depositary] certified by the [Secretary]

Exh A-1

of the Company on [DATE], the Selling Shareholders are the holders of [            ] Ordinary Shares as at [DATE]. Based solely upon a review of the register of members of the Company as at [DATE – date falling immediately on or after transfer to Depositary] certified by the Secretary of the Company on [DATE], instruments of transfer between each of the Selling Shareholders and the Depositary and minutes of a meeting of the directors of the Company dated [            ], [            ] Ordinary Shares have been transferred to the Depositary from the Selling Shareholders and the Depositary is the holder of [            ] Ordinary Shares as at [DATE].

(v) The Company has the necessary corporate power and authority to execute and file with the Commission the Registration Statement, the ADR Registration Statement and the Prospectus and to enter into, execute, deliver and perform its obligations under the Principal Agreements and the Custody Agreements. The execution and filing of the Registration Statement, the ADR Registration Statement and the Prospectus and the execution and delivery of the Principal Agreements and the Custody Agreements by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company, nor any applicable law, regulation, order or decree in Bermuda.

(vi) The Company has taken all corporate action required to authorise its execution and filing with the Commission of the Registration Statement, the ADR Registration Statement and the Prospectus and its execution, delivery and performance of the Principal Agreements and the Custody Agreements. The Registration Statement, the ADR Registration Statement and the Prospectus have been duly executed by or on behalf of the Company. The Principal Agreements and the Custody Agreements have been duly executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company enforceable in accordance with the terms thereof.

(vii) The form of certificate used to evidence the Ordinary Shares complies in all material respects with Bermuda law and the memorandum of association and bye-laws of the Company.

(viii) No order, consent, approval, licence, authorisation or validation of or exemption by, nor any registration, filing or similar requirement with, any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the issue, sale, offering and delivery of the Ordinary Shares and ADSs, the deposit of the Ordinary Shares with the Depositary against issuance of the ADRs evidencing the ADSs, the payment of any dividend or other amounts under the Ordinary Shares and the Principal Agreements and the Custody Agreements and the authorisation, execution, delivery, performance and enforcement of the Principal Agreements and the Custody Agreements by the Company, except such as have been duly obtained in accordance with Bermuda law.

(ix) The Principal Agreements and the Custody Agreements are in an acceptable legal form under the laws of Bermuda for enforcement thereof in Bermuda.

(x) Any dividends and other distributions declared and payable on the Ordinary Shares may, under the current laws and regulations of Bermuda, be paid in United States dollars or Hong Kong dollars. The Company has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold and sell foreign currency and securities without restriction.

Exh A-2

(xi) It is not necessary or desirable to ensure the legality, validity, enforceability or admissibility in evidence in Bermuda of the Principal Agreements and the Custody Agreements that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda (other than court filings in the ordinary course of proceedings). However, to the extent that any of the Principal Agreements and the Custody Agreements creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $490 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge normally has the following characteristics:

(a) it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

(b) the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

However, as the Principal Agreements and the Custody Agreements are governed by the laws of the State of New York, the question of whether they would possess these particular characteristics would be determined under the laws of the State of New York.

(xii) There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company or the Underwriters pursuant to the Registration Statement, the ADR Registration Statement, the Prospectus, the Principal Agreements, the Custody Agreements (the foregoing collectively, the “Documents”), the Ordinary Shares or the ADSs.

(xiii) The Documents and the Shares will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Documents, the Ordinary Shares and the ADSs, the creation, issue, sale, delivery and offer of the Ordinary Shares and the ADSs and the enforcement of the Documents or the Ordinary Shares or the ADSs in the Supreme Court of Bermuda, other than filing fees in court proceedings or as stated in paragraph (xi) hereof.

(xiv) The choice of the laws of the State of New York as the governing law of the Principal Agreements and the Custody Agreements is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (a) which such court considers to be procedural in nature, (b) which are revenue or penal laws or (c) the application of which would be inconsistent with

Exh A-3

public policy, as such term is interpreted under the laws of Bermuda. The submission in the Principal Agreements to the non-exclusive jurisdiction of the New York Courts is valid and binding upon the Company. The appointment of CT Corporation System to accept service of process in the Foreign Courts and the waiver by the Company of any objection to the venue of a proceeding in the Foreign Courts pursuant to the Principal Agreements are legal, valid and binding on the Company.

(xv) The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Company based upon the Principal Agreements and the Custody Agreements under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of Bermuda; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (f) there is due compliance with the correct procedures under the laws of Bermuda.

(xvi) The Underwriters will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Underwriting Agreement by the Underwriters.

(xvii) It is not necessary or advisable in order for the Underwriters to enforce their rights under the Underwriting Agreement, including the exercise of remedies thereunder, that they be licensed, qualified or otherwise entitled to carry on business in Bermuda.

(xviii) The statements in the Prospectus under the headings “Dividend Policy,” “Enforceability of Civil Liabilities,” “Management – Duties of Directors,” “Description of Share Capital” and “Taxation – Bermuda Taxation” and in the Registration Statement under Item 6 are correct in so far as such statements are summaries of or relate to Bermuda law or summaries of the memorandum of association and bye-laws of the Company.

(xix) The Company is not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Principal Agreements and the Custody Agreements in respect of itself or its property.

(xx) Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [TIME] on [DATE] (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject.

(xxi) Based solely on a search of the public records in respect of the Company maintained at the offices of the Registrar of Companies at [TIME] on [DATE] (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book

Exh A-4

of the Supreme Court of Bermuda conducted at [TIME] on [DATE] (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Company, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings.

Exh A-5

Exhibit B

FORM OF OPINION OF COMPANY’S U.S. COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

(i) Assuming the Underwriting Agreement has been duly authorized, executed and delivered by the Company in accordance with the laws of Bermuda and, in the case of Selling Shareholders that are not natural persons, by such Selling Shareholders in accordance with the laws of their respective jurisdictions of organization, the Underwriting Agreement has been duly executed and delivered by the Company and the Selling Shareholders in accordance with the laws of the State of New York.

(ii) Assuming the Deposit Agreement has been duly authorized, executed and delivered by the Company in accordance with the laws of Bermuda, the Deposit Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization and other laws of general applicability now or hereinafter in effect relating to or affecting creditors’ rights generally, (b) general equity principles and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing, and except as rights of indemnification and contribution, if any, may be limited by principles of public policy and applicable law.

(iii) Upon the due issuance by the Depositary of ADSs evidenced by ADRs against the deposit of Ordinary Shares in accordance with the Deposit Agreement, such ADSs will be validly issued and persons in whose names such ADRs are duly registered will be entitled to the rights specified therein and in the Deposit Agreement.

(iv) The execution and delivery of the Underwriting Agreement by the Company and the Selling Shareholders and the Deposit Agreement by the Company do not violate any U.S. federal or New York statute, rule or regulation and do not result in the breach of or a default under any agreement that is known to such counsel and that is governed by the U.S. federal laws or the laws of the State of New York and to which the Company or any of its subsidiaries is a party.

(v) Each of the Registration Statement and the ADR Registration Statement has become effective under the 1933 Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act has been made in accordance with Rule 424(b) under the 1933 Act.

(vi) Each of the Registration Statement and the ADR Registration Statement, as of the

Exh B-1

date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the applicable requirements for registration statements on Form F-1 and Form F-6 under the 1933 Act and the 1933 Act Regulations; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in, or omitted from, the Registration Statement, the ADR Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement, the ADR Registration Statement and the Prospectus, such counsel has assumed that the statements made therein are correct and complete.

(vii) The statements set forth in the Prospectus under the captions “Description of American Depositary Shares” and “Shares Eligible for Future Sale,” insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

(viii) No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York governmental agency or body or, to such counsel’s knowledge, any U.S. federal or New York court is required for the deposit of the Ordinary Shares with the Depositary against issuance of the ADRs evidencing the ADSs, and the issuance and sale of the ADSs by the Company to the underwriters and for the sale of the ADSs by the Selling Shareholders to the underwriters in accordance with all of the provisions of the Underwriting Agreement and by the Company with all of the provisions of the Deposit Agreement, except for (a) the registration under the 1933 Act and the 1934 Act of the ADSs, (b) such consents, approvals, authorizations, registrations or qualifications as may be required under U.S. state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters as contemplated in the Underwriting Agreement, and (c) such as are required by the NASD.

(ix) The Company is not an “investment company,” as such term is defined in the 1940 Act.

(x) Under the laws of the State of New York relating to personal jurisdiction, (a) each of the Company and the Selling Shareholders has, under the Underwriting Agreement, validly submitted to the personal jurisdiction of any state or federal court located in the State of New York, County of New York in any action arising out of or relating to the Underwriting Agreement and the transactions contemplated therein and has validly and effectively waived any objection to the venue of a proceeding in any such court as provided in Section 13 of the Underwriting Agreement, (b) its appointment thereunder of CT Corporation Systems as its authorized agent for service of process is valid, legal and binding, and (c) service of process in the matter set forth in Section 13 of the Underwriting Agreement is effective to confer valid personal jurisdiction over the Company and the Selling Shareholders.

(xi) Under the laws of the State of New York relating to personal jurisdiction, (a) the Company has, under the Deposit Agreement, validly submitted to the personal jurisdiction of any state or federal court located in the State of New York, County of New York in any action arising out of or relating to the Deposit Agreement and the transactions contemplated therein and has validly and effectively waived any objection to the venue of a proceeding in any such court as provided in Section 7.8 of the Deposit Agreement, (b) its appointment thereunder of CT

Exh B-2

Corporation Systems as its authorized agent for service of process is valid, legal and binding, and (c) service of process in the matter set forth in Section 7.8 of the Deposit Agreement is effective to confer valid personal jurisdiction over the Company.

(xii) Under the laws of the State of New York relating to choice of law, each of the Company and the Selling Shareholders has validly chosen New York law to govern its rights and duties under the Underwriting Agreement and the Deposit Agreement, as the case may be, to the fullest extent permitted by law.

(xiii) To the best of such counsel’s knowledge, there are no contracts, documents or franchises of a character required to be described in the Registration Statement, the ADR Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or the ADR Registration Statement that are not described or filed.

(xiv) To the extent the Uniform Commercial Code is applicable, subject to certain assumptions and qualifications, upon indication by book entry that the ADSs sold by the Company and the Selling Shareholders as listed on Schedule B to the Underwriting Agreement have been credited to a securities account maintained by the Representative at the DTC and payment therefor in accordance with the Underwriting Agreement, the Representative will acquire a securities entitlement on behalf of the several Underwriters with respect to the Securities and, under the Uniform Commercial Code as in effect at the Closing Time in the State of New York, an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Representative.

(xv) Based on the facts and subject to the limitations set forth in the Prospectus, it is such counsel’s opinion that the statements in the Prospectus under the caption “Taxation – United States Federal Income Taxation,” insofar as they purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.

(xvi) Based on such counsel’s participation, review and reliance as described in its disclosure letter, and subject to customary qualifications and assumptions set forth therein, such counsel advises the Underwriters that no facts came to its attention that caused it to believe that either the Registration Statement or the ADR Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement, the ADR Registration Statement or the Prospectus.

Exh B-3

Exhibit C

FORM OF OPINION OF COMPANY’S HONG KONG COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

(i) A-Max HK is a private company duly incorporated with limited liability and validly subsisting under the laws of Hong Kong.

(ii) Based solely on the Memorandum and Articles of Association of A-Max HK and sections 5, 5A and 5B of the Companies Ordinance of Hong Kong (Cap. 32 of the Laws of Hong Kong), A-Max HK has corporate power to own, lease and operate properties, and to rent the premises namely the whole of 8th floor and 10th floor, Cheung Wah Development Centre, Nos. 12-16 Fui Yiu Kok Street, Tsuen Wan, New Territories, Hong Kong, and to conduct its business in the sale of portable digital audio players.

(iii) As at the date on which such counsel searched publicly-available records filed with the relevant government authorities: (a) the authorized share capital of A-Max HK was HK$50,000,000, divided into 50,000,000 shares of HK$1.00 each, 44,449,386 of which had been issued, paid up or credited as paid up; and (b) Techniques International Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, was the sole registered owner of all the issued shares of A-Max HK.

(iv) Based solely on the searches of publicly-available records filed with the relevant government authorities, there is no pending action, suit or proceeding to which A-Max HK is a party.

(v) Based solely on the searches of publicly-available records filed with the relevant government authorities, there is no outstanding winding up petition filed against A-Max HK or resolutions of A-Max HK for voluntary winding-up.

(vi) The execution, delivery and performance of the Principal Agreements and the consummation of the transactions contemplated in the Principal Agreements and compliance by the Company with its obligations under the Principal Agreements do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of the Memorandum and Articles of Association of A-Max HK, or any provision of the laws or regulations of Hong Kong applicable to A-Max HK, or the provisions in the lease agreement entered into between A-Max HK and Lucky Happy Development Limited dated 15 October, 2004 requiring consent of the landlord in the event of a change in control of A-Max HK.

(vii) Based solely on the Memorandum and Articles of Association of A-Max HK, the profits of A-Max HK shall be distributed in such a manner as the directors of A-Max HK shall recommend and the general meeting of A-Max HK shall approve. The profits (being not

Exh C-1

distribution in-kind) so distributed in Hong Kong dollar may be converted into foreign currency (provided that such foreign currency is generally available at licensed banks in Hong Kong) and may be freely transferred (subject to the following laws which such counsel does not express any opinion in relation thereto: (i) the law governing and/or applicable to the recipient of such profits; (ii) the law of the place in which the recipient or its bank account for the receipt of the relevant funds is situated; and (iii) the law of the countries and territories through which the relevant funds will be transmitted or in which the transmission may be settled) out of Hong Kong provided that such transfer and the derivation (directly or indirectly) of the said profits (or any part thereof) do not violate any laws of Hong Kong (including, without limitation, the Prevention of Bribery Ordinance of Hong Kong, the Organised and Serious Crimes Ordinance and the Drug Trafficking (Recovery of Proceeds) Ordinance of Hong Kong), or any law, rule and regulation in Hong Kong with regard to money laundering, or any rule, directive or recommendation of the International Financial Action Task Force in Money Laundering (whether concerning Hong Kong or otherwise), and the relevant fund does not directly or indirectly represent proceeds arising as a result of or in connection with any activates concerning, prohibited by or breaching any of the aforesaid laws, rules, regulations, directives or recommendations.

(viii) The statements in the Registration Statement under “Enforceability of Civil Liabilities” and “Business—Regulation—Dividend Distribution,” insofar and to the extent that they constitute a summary or description of the relevant Hong Kong law, are true and correct in material respects.

(ix) Apart from effecting business registration under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), which certificate has been inspected by such counsel and which, according to the results from searches of the publicly-available records of the Business Registration Office of Hong Kong in relation to the Business Particulars of A-Max HK, has been effected (assuming that such business registration is still valid and has not been revoked or otherwise amended subsequent to the date of such Business Registration Search), no authorization, licence or, approval from any governmental agency or authority in Hong Kong is required under any provision of the laws of Hong Kong as a prerequisite to conduct the business of export and import of portable digital audio players commonly known as MP3 players.

(x) Based on and subject to certain qualifications, the results from searches of the publicly-available records of the Intellectual Property Department of Hong Kong in relation to the trademark ownership of A-Max HK are in the form as annexed hereto.

Exh C-2

Exhibit D

FORM OF OPINION OF COMPANY’S BRITISH VIRGIN ISLANDS COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

(i) Techniques International is duly incorporated and validly existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands). Techniques International has the power and authority to own its assets and conduct its business as described in the Prospectus.

(ii) The execution and delivery of the Principal Agreements by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum or articles of association of Techniques International nor any applicable law, regulation, order or decree in the British Virgin Islands.

(iii) No order, consent, approval, licence, authorization or validation of or exemption by any government or public body or authority of the British Virgin Islands or any sub-division thereof is required to authorize or is required in connection with the payment of any dividend by Techniques International.

(iv) All payments of dividend in respect of the shares in the capital of Techniques International may be made free and clear of, and without withholding or deduction for or on account of any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the British Virgin Islands or any political subdivision or authority thereof or therein having power to tax and, where paid out of the British Virgin Islands, may be freely transferred out of the British Virgin Islands without the necessity of obtaining any consent of the British Virgin Islands or any political subdivision or authority thereof or therein.

(v) Techniques International is free to acquire, hold and sell foreign currency and securities without restriction.

(vi) Based solely upon a review of the register of members of Techniques International certified by the [Secretary] of Techniques International on [date], [            ] shares of US$[            ] each, representing 100% of the issued and paid-up share capital of Techniques International, are validly issued in the name of the Company, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and no notation in respect of such shares has been made in the register of members.

Exh D-1

(vii) Based solely on a search of the public records in respect of Techniques International maintained at the offices of the Registrar of Corporate Affairs at [time] [am/pm] on [date] which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Index of Civil Suits maintained at the Supreme Court Registry, Road Town, Tortola British Virgin Islands conducted at [time][am/pm] on [date] (which would not reveal details of proceedings which have been filed but not actually entered in the Index of Civil Suits at the time of our search), there are no judgments against Techniques International, nor any legal or governmental proceedings pending in the British Virgin Islands to which Techniques International is subject, and no steps have been, or are being, taken in the British Virgin Islands for the appointment of a receiver, administrator or liquidator to, or for the winding-up, dissolution, reconstruction or reorganization of, Techniques International (however, it should be noted that failure to file notice of appointment of a receiver does not invalidate the receivership but only gives rise to penalties on the part of the receiver).

(viii) None of the issued shares of Techniques International are subject to any pre-emptive or similar rights under the articles of association of Techniques International.

Exh D-2

Exhibit E

FORM OF OPINION OF COMPANY’S PEOPLE’S REPUBLIC OF CHINA COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(f)

(i) A-Max China has been duly incorporated and is validly existing as a company with limited liability in good standing under the laws of the PRC. A-Max China has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. To the best of our knowledge, no steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve, A-Max China. The articles of association of A-Max China comply with the applicable requirements of PRC law and have been approved by the relevant PRC authorities and are in full force and effect.

(ii) The registered capital of A-Max China is US$10 million, of which US$7.173 million has been fully contributed by A-Max HK and 100 per cent of the equity interest in the registered capital of A-Max China is owned by A-Max HK and to the best of our knowledge after due inquiry, such equity interest is free and clear of any security interest, mortgage, pledge, lien or encumbrance. There are no outstanding securities convertible into or exchangeable for, or warrants or rights to purchase, any shares of capital stock of or equity interest in A-Max China. The liability of A-Max HK in respect of equity interests in A-Max China is limited to its investment therein.

(iii) All approvals in the PRC required for the establishment and the maintenance of the enterprise legal person status of A-Max China have been issued and obtained and all such approvals are in full force and effect, have not been revoked, withdrawn, suspended or cancelled and are not subject to any condition. A-Max China has complied with all applicable registration and filing requirements under PRC law for its establishment and the maintenance of its status and existence as an enterprise legal person.

(iv) Except as otherwise disclosed in the Prospectus, to the best of our knowledge, A-Max China is not in breach of or default under (a) any PRC law, (b) any approval granted by any PRC governmental or regulatory body or its business license, (c) its articles of association or (d) any contracts to which it is a party, such breach or default that has not been corrected, remedied, rectified or waived, except in the case of clauses (a), (b) and (d) for breaches or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(v) The execution and delivery of the Principal Agreements by the Company and the issuance and sale of the Securities pursuant to the Principal Agreements do not and will not result in a breach of or default under any contracts to which A-Max China is a party (except for such breaches or defaults that would not have a Material Adverse Effect) or any violation of the articles of association of A-Max China or any applicable PRC laws.

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(vi) Except as disclosed in the Prospectus, all dividends declared and payable upon the equity interests in A-Max China may under the current PRC laws be paid to A-Max HK and may be converted into foreign currency and freely transferred out of the PRC, provided that the remittance of such dividends outside of the PRC complies with the procedures required by the relevant PRC laws and every individual shareholder of the Company or any of its subsidiary who is a PRC resident has registered with relevant PRC regulatory agency in accordance with the Circular on Certain Issues of Improving Administration of Foreign Exchange in Connection with Mergers and Acquisitions with Foreign Investment and the Circular on Certain Issues of Registration of Overseas Investment of Domestic Individual Residents and Foreign Exchange Registration of Mergers and Acquisitions with Foreign Investment promulgated by the State Administration of Foreign Exchange in January and April 2005, respectively. Under current PRC laws, dividends paid by A-Max China to A-Max HK are exempt from PRC withholding tax, income tax and any other tax or deduction.

(vii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party, or to which the property of the Company or any of its Subsidiaries is subject, before or brought by any PRC court or governmental or administrative agency or body, which might reasonably be expected to result in a Material Adverse Effect.

(viii) A-Max China possesses such Governmental Licenses issued by, and has made all declarations and filings with, PRC regulatory agencies or bodies necessary to conduct the business now operated by it, except for Governmental Licenses, declarations and filings the failure to possess or make which would not, individually or in the aggregate, result in a Material Adverse Effect; to the best of our knowledge, A-Max China is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or failure to be in full force and effect would not have a Material Adverse Effect; and to the best of our knowledge after due inquiry, A-Max China has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable ruling or finding, would result in a Material Adverse Effect or has any reason to believe that any such Governmental License will be revoked, modified (and which modification would reasonably be expected to have a Material Adverse Effect) or suspended.

(ix) Except as otherwise disclosed in the Prospectus, to the best of our knowledge, A-Max China owns or possesses or otherwise has the legal right to use, or can acquire on reasonable terms, all Intellectual Property necessary to carry on the business now operated by it, and to the best of our knowledge after due inquiry, A-Max China has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of A-Max China therein, and which infringement or conflict (if the subject of an unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

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(x) To the best of our knowledge after due inquiry, no labor dispute or disturbance involving the employees of A-Max China, exists or is imminent, except disputes or disturbances that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xi) The real property and buildings in and from which A-Max China conducts its business and equipment are leased by A-Max China under legal, valid and enforceable leases; and to the best of our knowledge, no default (or event which with the lapse of time would constitute a default) by A-Max China has occurred or is continuing under any of such leases, except for defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xii) Under current PRC laws, there are no material PRC fees or taxes that are or will become applicable to A-Max China as a consequence of the issuance and sale of the Securities.

(xiii) Except as disclosed in the Prospectus, to the best of our knowledge, there is no proposed or contemplated PRC legal, regulatory, administrative or other governmental initiative that, if implemented or adopted in the manner proposed or contemplated, could be reasonably expected to have a Material Adverse Effect.

(xiv) The statements in the Prospectus under “Risk Factors,” “Enforceability of Civil Liabilities” and “Business – Regulation,” insofar as they purport to describe or summarize provisions of PRC law, are correct in all material respects.

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Exhibit F

FORM OF OPINION OF COUNSEL FOR EACH SELLING SHAREHOLDER

TO BE DELIVERED PURSUANT TO SECTION 5(g)

(i) The Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has corporate power and authority to enter into and perform its obligations under the Underwriting Agreement, Power of Attorney and Custody Agreement.

(ii) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and constitutes a valid and legally binding obligation of the Selling Shareholder, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(iii) Each of the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by the Selling Shareholder and constitutes the legal, valid and binding agreement of the Selling Shareholder.

(iv) The Attorney-in-Fact has been duly authorized by the Selling Shareholder to deliver the Securities on behalf of the Selling Shareholder in accordance with the terms of the Underwriting Agreement.

(v) The execution, delivery and performance of the Underwriting Agreement, the Power of Attorney and the Custody Agreement and the sale and delivery of the Securities to be sold by the Selling Shareholder and the consummation of the transactions contemplated in the Underwriting Agreement and compliance by the Selling Shareholder with its obligations under the Underwriting Agreement have been duly authorized by all necessary action on the part of the Selling Shareholder and do not and will not result in any violation of the provisions of the charter or by-laws or other organizational document of the Selling Shareholder or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court having jurisdiction over the Selling Shareholder or any of its properties.

(vi) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Shareholder for the performance by the Selling Shareholder of its obligations under the Underwriting Agreement, the Power of Attorney and the Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

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(vii) To the best of such counsel’s knowledge, the Selling Shareholder has valid and marketable title to the Securities to be sold by the Selling Shareholder pursuant to the Underwriting Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the Underwriting Agreement. By delivery of a certificate or certificates therefor, the Selling Shareholder will transfer to the Underwriters who have purchased such Securities pursuant to the Underwriting Agreement (without notice of any defect in the title of the Selling Shareholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code as in effect at the Closing Time in the State of New York) valid and marketable title to such Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

(viii) The choice of the laws of the State of New York as the governing law of the Underwriting Agreement is a valid choice of law under the laws of the jurisdiction of organization of the Selling Shareholder and will be honored by the courts thereof.

(ix) The submission by the Selling Shareholder to the personal jurisdiction of the New York Courts pursuant to Section 13 of the Underwriting Agreement is valid under the law of the jurisdiction of its organization and would be recognized by the courts thereof as a legal, valid and binding submission to the jurisdiction of such New York Courts. The Selling Shareholder can sue and be sued under its own name under the laws of the jurisdiction of its organization.

(x) The appointment by the Selling Shareholder of CT Corporation System as agent for the receipt of any service of process in respect of any New York Court in connection with any action arising out of or relating to the Underwriting Agreement is valid and effective under the laws of the jurisdiction of organization of the Selling Shareholder and service of process effected on CT Corporation System will be effective to confer valid personal jurisdiction over the Selling Shareholder.

(xi) Any final judgment for a sum of money rendered by a New York Court in respect of any suit, action or proceeding against the Selling Shareholder based upon the Underwriting Agreement would be enforceable against the Selling Shareholder by the courts of the jurisdiction of organization of the Selling Shareholder.

(xii) Neither the Selling Shareholder nor any of its properties, assets or revenues has any right of immunity on the grounds of sovereignty or otherwise under Bermuda law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bermuda court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to the Selling Shareholder’s obligations, liabilities or any other matter under or arising out of or in connection with the Underwriting Agreement.

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Exhibit G

FORM OF OPINION OF COUNSEL TO THE DEPOSITARY

TO BE DELIVERED PURSUANT TO SECTION 5(j)

(i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding agreement of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

(ii) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Ordinary Shares in accordance with the provisions of the Deposit Agreement, the ADRs will be duly and validly issued and will entitle the holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

(iii) The legal entity for the issuance of ADRs filed the ADR Registration Statement and the staff of the Commission has informed us that the Commission declared the ADR Registration Statement effective and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the ADR Registration Statement or any part thereof and any amendment or supplement thereto has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the ADR Registration Statement and any amendments thereof or supplements thereto, as of their respective effective dates, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States.

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Exhibit H

FORM OF LOCK-UP LETTER

TO BE DELIVERED PURSUANT TO SECTION 5(q)

                    , 2005

Merrill Lynch, Pierce, Fenner & Smith

             Incorporated

UBS AG

    as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

4 World Financial Center

250 Vesey Street

New York, New York 10080

c/o UBS AG

52/F, Two International Finance Center

8 Finance Street

Central, Hong Kong

Re: Proposed Initial Public Offering by A-Max Technology Limited

Dear Sirs:

The undersigned, a shareholder [and an officer and/or director] of A-Max Technology Limited, an exempted company incorporated under the laws of Bermuda (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS AG (together, the “Representatives”), on behalf of the several Underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and certain selling shareholders named therein (the “Selling Shareholders”) providing for the public offering (the “Public Offering”) of the Company’s Ordinary Shares, par value $0.00002 per share (the “Ordinary Shares”), and American Depositary Shares (“ADSs”), each representing 25 of the Company’s Ordinary Shares. In recognition of the benefit that such offering will confer upon the undersigned as a shareholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during a period of 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option,

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right or warrant for the sale of, or otherwise dispose of or transfer any ADSs or Ordinary Shares or any securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the United States Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares or ADSs, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or ADSs or other securities, in cash or otherwise; provided that, to the extent the undersigned purchases any ADSs pursuant to a directed share program in connection with the Public Offering, the foregoing restrictions shall not apply to such ADSs purchased by the undersigned.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 15 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Very truly yours,

Name:
Title:

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